UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): January 4, 2008


                           EASTGROUP PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Maryland                       1-07094                 13-2711135
          --------                       -------                 ----------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

        300 One Jackson Place, 188 East Capitol Street, Jackson, MS 39201
          (Address of Principal Executive Offices, including zip code)

                                 (601) 354-3555
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 4, 2008, EastGroup Properties, Inc. (the "Company"), obtained an unsecured revolving credit facility (the "Facility") with a group of seven banks which was arranged by PNC Capital Markets LLC. The Facility replaced the Company's expiring three-year $175,000,000 unsecured revolving credit facility. PNC Bank is the administrative agent for the Facility, which includes Regions Bank, SunTrust Bank, U.S. Bank, Wells Fargo Bank, Trustmark National Bank, and Bank of America.

The Facility provides for a $200,000,000 revolving credit facility maturing on January 3, 2012, which term may be extended by the Company for one additional year subject to the Company's satisfaction of certain conditions. Until January 4, 2011, certain or all of the lenders may, upon request by the Company, increase the revolving credit facility by $100,000,000.

The interest rate on the Facility is based on the LIBOR index and varies according to debt-to-total asset value ratios, with an annual facility fee of 20 basis points. The Company's current interest rate under the Facility is LIBOR plus .70%.

The Facility contains customary covenants for facilities of this type, including restrictions on indebtedness and liens, limitations on mergers and the sale of assets, and maintaining certain financial ratios. The Facility also provides for customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, if any representations or warranty made by the Company is false in any material respect, default under certain other indebtedness, certain insolvency or receivership events affecting the Company and its subsidiaries, the occurrence of certain material judgments, or a change in control of the Company. The Company expects to use the line of credit for general corporate purposes.

Some of the lenders or their affiliates from time to time have provided in the past and may provide in the future commercial lending services to the Company and its affiliates in the ordinary course of business.

The foregoing summary description of the Facility does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement dated January 4, 2008 among EastGroup Properties, L.P.; EastGroup Properties, Inc.; PNC Bank, National Association, as Administrative Agent; Regions Bank and SunTrust Bank as Co-Syndication Agents; Wells Fargo Bank, National Association as Documentation Agent; and PNC Capital Markets LLC, as Sole Lead Arranger and Sole Bookrunner; and the Lenders thereunder, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

See Item 1.01 above.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Second Amended and Restated Credit Agreement Dated January 4, 2008 among EastGroup Properties, L.P.; EastGroup Properties, Inc.; PNC Bank, National Association, as Administrative Agent; Regions Bank and SunTrust Bank as Co-Syndication Agents; Wells Fargo Bank, National Association as Documentation Agent; and PNC Capital Markets LLC, as Sole Lead Arranger and Sole Bookrunner; and the Lenders thereunder.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2008

                                       EASTGROUP PROPERTIES, INC.


                                       By:/s/ N. KEITH MCKEY
                                          ----------------------------
                                          N. Keith McKey
                                          Executive Vice President,
                                          Chief Financial Officer, Treasurer and
                                          Secretary